UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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ASSOCIATED BANC-CORP
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Associated Banc CorpImportant Notice Regarding the Availability of ProxyMaterials Forthe Shareholder Meeting to be held on April22, oerore me meeting or any adjournment thereof, 3’ I o tj a fff fi f (Twvatfvj tir ttttrv ita uita jrcwr a outturn itra fitijff please nate this request on or before April 11,2014, For a Convenient Way to VIEW Proxy Materials - and -VOTE Online go to: www.proxydocs.com/asbc Proxy Materials Available to View or Receive: 1. Proxy Statement 2. Summary Annual Report 3. Form 10-K Printed materials may be requested by one of thelfollowing methods: 4J @ @ INTERNET: TELEPHONE: ‘E-MAIL: www.fnve8toffitecttotM.com/aac (866)648-8133 paf ereinve9torelBctlon8.com * ffreques ng material by e-mail, ptease send a blank You must use the 12 digit control number in the shaded e-maa w*. ** 12 control nimb«r footed gray box below and follow the instructions on the website. %$& *% minded jvrth your e naU requesting material. ACCOUNT NO. SHARES Associated Banc-Corp Notice of Annual Meeting Date: April 22, 2014 Timer 11:00 A.M. (Centra! Time) Associated Place: KI Convention Center, Banc-Oorp 333 Main Street, Green Bay, Wisconsi t You arecordially invited toattend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled fo 11:OCa,m. (CDT) on Tuesday, Apri!22,2014, at the KI Convention Center, 333 Main Street, Green Bay, Wisconsin, Associated investment proles jiorats will provide an economicftnvestment update beginning at 10:00 a.m. 1. The election of 12 Directors: Nominees 01 John F. Bergstrom 04 Ronald R. Harder 07 Eiteen A. Kami rick 10 J. Douglas Quick 02 Ruth M. Crowfey 05 William R. Hutchinson 08 Richard T. Lon men 11 Karen T. van Litti 03 Philip B. Flynn 06 Robert A. Jeffe OS Cory L Nettles 12 John (Jay) B. Williams 2. Advisory approval of Associated Banc-Corp’s NEO compensation. 3. The ratification ot the selection of KPMG LLP as the independent registered public accounting firm h r Associated Banc-Corp for the year ending December 31, 2014. 4. To consider and vote upon any other matters wfiich may properly come before the meeting or arty ac oumment thereof. The Board of Directors recommends you vote FOR each director and FOR proposals 2 and 3. Should you desire directions to the Annual Meeting, please call 1 -920-491 -7059